       INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of uniView Technologies Corporation on Form S-3 of our report dated September 14, 1998 appearing in the Annual Report on Form 10-K of uniView Technologies Corporation as of June 30, 1998 and 1997 and for each of the years in the three-year period ended June 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                   /s/   King Griffin & Adamson P.C.

                                   KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
December 14, 1998